      As filed with the Securities and Exchange Commission on May 23, 2000
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                      UNIVERSAL COMPRESSION HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                                             13-3989167
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                              4440 BRITTMOORE ROAD
                              HOUSTON, TEXAS 77041
                    (Address of principal executive offices)

        UNIVERSAL COMPRESSION HOLDINGS, INC. INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                                STEPHEN A. SNIDER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                              4440 BRITTMOORE ROAD
                              HOUSTON, TEXAS 77041
                     (Name and address of agent for service)

                                 (713) 335-7000
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                VALERIE L. BANNER
                            SENIOR VICE PRESIDENT AND
                                 GENERAL COUNSEL
                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                              4440 BRITTMOORE ROAD
                              HOUSTON, TEXAS 77041


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                                  Proposed         Proposed
   Title of                               Amount                  Maximum           Maximum              Amount of
 Securities to                             to be               Offering Price      Aggregate          Registration
 be Registered                           Registered             Per Share(1)     Offering Price(1)          Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share............     1,912,421 shares         $23.00           $ 43,985,683         $11,613

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h).

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents have been previously filed by Universal Compression Holdings, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement as of the dates indicated:

     (a)  Annual Report on Form 10-K for the fiscal year ending March 31, 2000.

     (b) Quarterly Reports on Form 10-Q for the quarters ended June 30, 1999; September 30, 1999; and December 31, 1999.

     (c)  Current Reports on Form 8-K dated April 7, 2000 and May 5, 2000.

     (d) The description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A/A, dated May 15, 2000.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares of Common Stock covered by this Registration Statement has been passed upon for the Company by Valerie L. Banner, Senior Vice President and General Counsel of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. The registrant's Restated Certificate of Incorporation provides that the personal liability of directors or the registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

        Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The registrant's Bylaws provide that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. The Bylaws further permit the registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify such person against such liability under the DGCL. The registrant currently maintains and expects to continue maintaining directors' and officers' liability insurance. In addition, the registrant has entered into indemnification agreements with each of its officers and directors, as well as officers of its operating subsidiary.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS
4.1     --     Specimen common stock certificate of Universal Compression
               Holdings, Inc. (incorporated by reference to Exhibit 4.1 of
               Amendment No. 2 dated May 22, 2000 to Universal Compression
               Holdings, Inc.'s Registration Statement on Form S-1 (File No.
               333-34090)).

4.2     --     Purchase Agreement, dated as of February 13, 1998, between
               Universal Compression Holdings, Inc. and BT Alex. Brown
               Incorporated (incorporated by reference to Exhibit 4.1 of
               Universal Compression Holdings, Inc.'s Registration Statement on
               Form S-4 dated March 19, 1998 (File No. 333-48283)).

4.3     --     Purchase Agreement, dated as of February 13, 1998, between
               Universal Compression, Inc. and each of BT Alex. Brown and
               Salomon Smith Barney (incorporated by reference to Exhibit 4.1 to
               Universal Compression, Inc.'s Registration Statement on Form S-4
               dated March 19, 1998 (File No. 333-48279)).

4.4     --     Specimen of Universal Compression Holdings, Inc.'s 11 3/8% Senior
               Discount Note due 2009 (incorporated by reference to Exhibit 4.2 to Universal Compression Holdings, Inc.'s Registration Statement
               on Form S-4 dated March 19, 1998 (File No. 333-48283)).

4.5     --     Indenture, dated as of February 20, 1998, between Universal
               Compression Holdings, Inc. and United States Trust Company of New
               York, as Trustee, with respect to the 11 3/8% Senior Discount
               Notes (incorporated by reference to Exhibit 4.3 to Universal
               Compression Holdings, Inc.'s Registration Statement on Form S-4
               dated March 19, 1998 (File No. 333-48283)).

4.6     --     Indenture, dated as of February 20, 1998, between Universal
               Compression, Inc. and the United States Trust Company of New
               York, as Trustee, with respect to the 9 3/8% Senior Discount
               Notes (incorporated by reference to Exhibit 4.3 to Universal
               Compression, Inc.'s Registration Statement on Form S-4 dated
               March 19, 1998 (File No. 333-48279)).

4.7     --     First Supplemental Indenture, dated May 9, 2000, between
               Universal Compression, Inc. and United States Trust Company of
               New York, as Trustee, with respect to the 9 7/8% Senior Discount
               Notes. (incorporated by reference to Exhibit 4.7 of Amendment No.
               2 dated May 22, 2000 to Universal Compression Holdings, Inc.'s
               Registration Statement on Form S-1 (File No. 333-34090)).

4.8     --     Specimen of Universal Compression, Inc.'s 9 7/8% Senior Discount
               Notes due 2008 (incorporated by reference to Exhibit 4.2 to
               Universal Compression, Inc.'s Registration Statement on Form S-4
               dated March 19, 1998 (File No. 333-48279)).

4.9     --     Registration Rights Agreement, dated February 20, 1998, between
               Universal Compression Holdings, Inc. and BT Alex. Brown
               Incorporated (incorporated by reference to Exhibit 4.4 to
               Universal Compression Holdings, Inc.'s Registration Statement on
               Form S-4 dated March 19, 1998 (File No. 333-48283)).

4.10    --     Form of Notes under Credit Agreement (incorporated by reference to Exhibit 4.6 to Universal Compression Holdings, Inc.'s
               Registration Statement on Form S-4 dated March 19, 1998 (File No.
               333-48283)).

4.11    --     Stock Purchase Plan Buyback Agreement, dated March 26, 1999, among Universal Compression Holdings, Inc. and the persons named therein (incorporated by reference to Exhibit 4.10 of Universal
               Compression Holdings, Inc.'s Annual Report on Form 10-K for the
               year ended March 31, 1999).

4.12     --    Universal Compression Holdings, Inc. Incentive Stock Option Plan,
               as amended (incorporated by reference to Exhibit 10 of
               Registrant's Quarterly Report on Form 10-Q for the period ended
               September 30, 1998, and Exhibits 10.3 and 10.4 to Amendment No. 2
               to Registrant's Registration Statement on Form S-1 (File No.
               333-34090)).

5.1     --     Opinion of Valerie L. Banner, Esq. regarding the validity of the securities being registered.

23.1    --     Consent of Valerie L. Banner, Esq. (included as part of Exhibit
               5.1).

23.2    --     Consent of Deloitte & Touche LLP.

ITEM 9. UNDERTAKINGS

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 23rd day of May, 2000.

                                   UNIVERSAL COMPRESSION HOLDINGS, INC.

                                   By: /s/ STEPHEN A. SNIDER
                                       ----------------------------------------
                                           Stephen A. Snider
                                           President and Chief Executive Officer

        Know all men by these presents, that each person whose signature appears below constitutes and appoints Stephen A. Snider, Ernie Danner and Richard FitzGerald, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 23, 2000.

             Signature                          Title
             ---------                          -----
         /s/ STEPHEN A. SNIDER         President, Chief Executive Officer and
------------------------------------   Director (Principal Executive Officer)
             Stephen A. Snider

         /s/ RICHARD FITZGERALD        Senior Vice President and Chief Financial
------------------------------------   Officer (Principal Financial Officer and
             Richard FitzGerald        Accounting Officer)


         /s/ THOMAS C. CASE            Director
------------------------------------
             Thomas C. Case

         /s/ JOHN K. CASTLE            Director
------------------------------------
             John K. Castle

         /s/ ERNIE L. DANNER           Director
------------------------------------
             Ernie L. Danner

         /s/ C. KENT MAY               Director
------------------------------------
             C. Kent May

         /s/ WILLIAM M. PRUELLAGE      Director
------------------------------------
             William M. Pruellage

         /s/ SAMUEL URCIS              Director
------------------------------------
             Samuel Urcis

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER        DESCRIPTION
--------       -----------
4.1     --     Specimen common stock certificate of Universal Compression
               Holdings, Inc. (incorporated by reference to Exhibit 4.1 of
               Amendment No. 2 dated May 22, 2000 to Universal Compression
               Holdings, Inc.'s Registration Statement on Form S-1 (File No.
               333-34090)).

4.2     --     Purchase Agreement, dated as of February 13, 1998, between
               Universal Compression Holdings, Inc. and BT Alex. Brown
               Incorporated (incorporated by reference to Exhibit 4.1 of
               Universal Compression Holdings, Inc.'s Registration Statement on
               Form S-4 dated March 19, 1998 (File No. 333-48283)).

4.3     --     Purchase Agreement, dated as of February 13, 1998, between
               Universal Compression, Inc. and each of BT Alex. Brown and
               Salomon Smith Barney (incorporated by reference to Exhibit 4.1 to
               Universal Compression, Inc.'s Registration Statement on Form S-4
               dated March 19, 1998 (File No. 333-48279)).

4.4     --     Specimen of Universal Compression Holdings, Inc.'s 11 3/8% Senior
               Discount Note due 2009 (incorporated by reference to Exhibit 4.2 to Universal Compression Holdings, Inc.'s Registration Statement
               on Form S-4 dated March 19, 1998 (File No. 333-48283)).

4.5     --     Indenture, dated as of February 20, 1998, between Universal
               Compression Holdings, Inc. and United States Trust Company of New
               York, as Trustee, with respect to the 11 3/8% Senior Discount
               Notes (incorporated by reference to Exhibit 4.3 to Universal
               Compression Holdings, Inc.'s Registration Statement on Form S-4
               dated March 19, 1998 (File No. 333-48283)).

4.6     --     Indenture, dated as of February 20, 1998, between Universal
               Compression, Inc. and the United States Trust Company of New
               York, as Trustee, with respect to the 9 3/8% Senior Discount
               Notes (incorporated by reference to Exhibit 4.3 to Universal
               Compression, Inc.'s Registration Statement on Form S-4 dated
               March 19, 1998 (File No. 333-48279)).

4.7     --     First Supplemental Indenture, dated May 9, 2000, between
               Universal Compression, Inc. and United States Trust Company of
               New York, as Trustee, with respect to the 9 7/8% Senior Discount
               Notes. (incorporated by reference to Exhibit 4.7 of Amendment No.
               2 dated May 22, 2000 to Universal Compression Holdings, Inc.'s
               Registration Statement on Form S-1 (File No. 333-34090)).

4.8     --     Specimen of Universal Compression, Inc.'s 9 7/8% Senior Discount
               Notes due 2008 (incorporated by reference to Exhibit 4.2 to
               Universal Compression, Inc.'s Registration Statement on Form S-4
               dated March 19, 1998 (File No. 333-48279)).

4.9     --     Registration Rights Agreement, dated February 20, 1998, between
               Universal Compression Holdings, Inc. and BT Alex. Brown
               Incorporated (incorporated by reference to Exhibit 4.4 to
               Universal Compression Holdings, Inc.'s Registration Statement on
               Form S-4 dated March 19, 1998 (File No. 333-48283)).

4.10    --     Form of Notes under Credit Agreement (incorporated by reference to Exhibit 4.6 to Universal Compression Holdings, Inc.'s
               Registration Statement on Form S-4 dated March 19, 1998 (File No.
               333-48283)).

4.11    --     Stock Purchase Plan Buyback Agreement, dated March 26, 1999, among Universal Compression Holdings, Inc. and the persons named therein (incorporated by reference to Exhibit 4.10 of Universal
               Compression Holdings, Inc.'s Annual Report on Form 10-K for the
               year ended March 31, 1999).

4.12    --     Universal Compression Holdings, Inc. Incentive Stock Option Plan,
               as amended (incorporated by reference to Exhibit 10 of
               Registrant's Quarterly Report on Form 10-Q for the period ended
               September 30, 1998, and Exhibits 10.3 and 10.4 to Amendment No. 2
               to Registrant's Registration Statement on Form S-1 (File No.
               333-34090)).

5.1*    --     Opinion of Valerie L. Banner, Esq. regarding the validity of the securities being registered.

23.1*   --     Consent of Valerie L. Banner, Esq. (included as part of Exhibit
               5.1).

23.2*   --     Consent of Deloitte & Touche LLP.

* Filed herewith.